Exhibit 99.1

Price Legacy Corp. Announces Filing of Shelf Registration Statement on Behalf of Selling Stockholders
Friday May 21, 7:07 pm ET

SAN DIEGO—(BUSINESS WIRE)—May 21, 2004—Price Legacy Corp. (Nasdaq:PLRE - News) today announced the filing of a shelf registration statement with the Securities and Exchange Commission registering 24,367,348 shares of Price Legacy common stock held by certain stockholders, representing approximately 65.3% of the currently outstanding common stock. Upon effectiveness of the registration statement, the stockholders may sell these shares in one or more offerings as described in the registration statement.

The registration statement was filed at the request of The 520 Group LLC, one of the stockholders, under a registration rights agreement that the company entered into in connection with The 520 Group’s purchase of Price Legacy stock in January 2004. The 520 Group has informed the company that it is entering into a loan and securities pledge agreement with a bank that requires the registration of the shares. Other entities and trusts affiliated with Sol Price, a significant stockholder of Price Legacy, which own substantially all of the remaining shares being registered, also are parties to the registration rights agreement, under which they exercised their “piggyback” right to have their shares included in the registration.

Price Legacy has been informed that these stockholders have no immediate intention to sell their shares, and that they requested the registration to have the flexibility to sell shares or enter into loans or other transactions in the future. In the event that any of these shares are sold by these stockholders, Price Legacy will not receive any of the proceeds of the sale.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Price Legacy acquires, operates, develops and sells open-air shopping centers nationwide. The company manages its properties through regional offices located in Arizona, California, Florida and Virginia. Price Legacy has its corporate offices in San Diego, is organized as a REIT and has a taxable REIT subsidiary, Excel Legacy Holdings Inc. For more information on Price Legacy, visit the company’s Web site at www.PriceLegacy.com.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of Price Legacy to differ materially from historical results or from any results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include: changes in the selling stockholders’ intentions with respect to the sale of their shares, changes in general economic conditions, real estate conditions, competition, litigation, financial performance of Price Legacy’s properties, joint ventures and investments, and environmental and other liabilities. The company refers you to the documents it files from time to time with the Securities and Exchange Commission available through the company’s Web site at www.PriceLegacy.com, which discuss these and other factors that could adversely affect the company’s results. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Price Legacy undertakes no obligation to update publicly or revise any forward-looking statements.

Contact:

Price Legacy Corp., San Diego

Jeffrey Fisher, 858-675-9400